UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Riverbed Technology, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Riverbed

Technology, Inc. Annual Meeting of Stockholders to be held on May 29, 2008

The Annual Meeting of Stockholders will be held on May 29, 2008 at 2:00 p.m. local time at The Courtyard by Marriott, 299 2nd Street, San Francisco, CA 94105.

The proxy statement and Annual Report on Form 10-K will be available to stockholders at: http://bnymellon.mobular.net/bnymellon/rvbd.

The proposals to be voted on at the Annual Meeting are as follows:

1. To elect two (2) members of the Board of Directors to serve until the 2011 annual meeting of stockholders of the Company or until such persons’ successors have been duly elected and qualified. The Board of Directors recommends that you vote FOR each named nominee.

2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008. The Board of Directors recommends that you vote FOR the proposal.

3. To transact any other business properly brought before the meeting or any adjournment or postponement thereof.

If you would like to attend the Annual Meeting in person, the directions from either Marin or San Jose are:

From Marin:

1.	Take US-101 South to San Francisco

2.	Make a slight left at Lombard Street

3.	Turn right at Van Ness Avenue

4.	Turn left at O’Farrell Street

5.	Turn right at Stockton Street

6.	Continue on 4th Street

7.	Turn left at Folsom Street

8.	The Courtyard by Marriott is at the corner of Folsom Street and 2nd Street

From San Jose:

1.	Take US-101 North to San Francisco

2.	Take the Fourth Street Exit

3.	Make a slight left at Bryant Street

4.	Turn left on 2nd Street

5.	The Courtyard by Marriott is at 299 2nd Street

You may also call Riverbed’s main number at (415) 247-8800 for directions.